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                                                                       Exhibit 4

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                           INVESTOR RIGHTS AGREEMENT

                                     AMONG

                            STARWOOD FINANCIAL INC.,

                              H. CABOT LODGE III,

                             R. MICHAEL DORSCH III,

                             BARCLAY G. JONES III,


                            D. C. CAPITAL-ACRE, LLC,

                                 ANN E. CARMEL,

                               DAVID E. GIBBONS,

                               KENNETH G. BEITZ,

                                      AND

                           TINICUM ENTERPRISES, G.P.

                                 March 17, 2000

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                               TABLE OF CONTENTS

                                                                            PAGE

Section 1.  Definitions and Usage                                              1

Section 2.  Registration                                                       4

Section 3.  Registration Procedures and Termination                            6

Section 4.  Holder's Obligations                                               7

Section 5.  Expenses of Registration                                           7

Section 6.  Indemnification; Contribution                                      8

Section 7.  Holdback                                                          11

Section 8.  Election of Directors                                             11

Section 9.  Transfers                                                         12

Section 10. Amendment, Modification and Waivers; Further Assurances           12

Section 11. Assignment; Benefit                                               13

Section 12. Miscellaneous                                                     13

Section 13. Representative                                                    14
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                           INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this "AGREEMENT") is made and entered into this 17th day of March 2000, among Starwood Financial Inc., a Maryland corporation (the "COMPANY"), and the investors listed on SCHEDULE I hereto (the "INVESTORS"). Each of the Investors is referred to herein as an "INVESTOR". Unless otherwise indicated, capitalized terms used herein are defined in SECTION 1.1.

                                    RECITALS

      WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, among the Company, Starwood Merger Co. I, American Corporate Real Estate, LLC, and certain members therein and that certain Agreement and Plan of Merger dated the date hereof among the Company, Starwood Merger Co. II, American Corporate Real Estate, Inc. and the stockholders therein (together, the "MERGER AGREEMENTS"), the Investors are purchasing up to an aggregate of 500,000 shares of Common Stock, $.00l par value per share, of the Company (together with any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company for, or in replacement by the Company of, such shares, the "SHARES"); and

      WHEREAS, the parties hereto desire to set forth the rights and the obligations of the parties hereto with respect to the Shares;

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. DEFINITIONS AND USAGE.

      1.1. DEFINITIONS. As used in this Agreement:

      "AFFILIATE" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

      "BENEFICIALLY OWNING" and "BENEFICIALLY OWN" shall mean owning Shares, directly, indirectly or constructively by a Person through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or
Section 544 of the Code, as modified by Section 856(h) of the Code.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which all U.S. securities exchanges or any recognized trading market on which any securities of the
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Company are listed or included for quotation, are authorized or required to close.

      "CHANGE OF CONTROL" means that the common shareholders of the Company immediately prior to the consummation of a merger, consolidation, acquisition of assets or securities or a disposition of assets or securities (other than a public offering of common stock), own less than 50% of the equity of the surviving or successor entity resulting from such transaction.

      "CLOSING SHARES" shall mean the Shares issued to the Holders on the date hereof.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "CONTROL" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 50% of the outstanding shares of voting stock or voting units of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (and correlative words shall have correlative meanings).

      "DESIGNATED COUNSEL" shall have the meaning set forth in SECTION 3-2.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

      "HOLDERS" means each Investor and its permitted assignees, but only if such Person has agreed in writing to be bound by the terms of this Agreement.

      "INVESTOR DIRECTOR" shall have the meaning set forth in SECTION 8.

      "INVESTOR MEMBER" shall have the meaning set forth in SECTION 8.

      "LOCK-UP PERIOD" shall mean, with respect to each Share, the period beginning the date hereof and ending on the later of (i) January 31, 2001 and
(ii) six months following the date on which such Share is issued pursuant to the Merger Agreement, if ever.

      "MERGER AGREEMENTS" shall have the meaning set forth in the Recitals.

      "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
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      "QUALIFIED INVESTMENTS" has the meaning set forth in the Merger
Agreements.

      "REGISTER", "REGISTERED", and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

      "REGISTRABLE SECURITIES" shall mean: (i) the Shares issued or to be issued to a Holder pursuant to the Merger Agreement; and (ii) any securities issued in exchange for such Shares or other securities that are Registrable Securities in any merger, reorganization, recapitalization or combination of the Company; PROVIDED, HOWEVER, that Registrable Securities shall not include any securities which have theretofore been Transferred in an offering registered under the Securities Act or which have been Transferred pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act.

      "REGISTRATION EXPENSES" shall have the meaning set forth in SECTION 5.

      "REIT" means a real estate investment trust.

      "REIT REQUIREMENTS" shall mean the requirements for the Company to qualify as a REIT under the Code.

      "REPRESENTATIVE" means a Person designated by the Holders from time to time to receive notices, grant approvals, waivers and consents and otherwise act on behalf of the Holders pursuant to this Agreement as set forth in SECTION 13.

      "REPRESENTATIVE REPLACEMENT INSTRUMENT" shall have the meaning set forth in Section 13.2.

      "SHARES" shall have the meaning set forth in the Recitals.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

      "SHELF REGISTRATION" shall have the meaning set forth in SECTION 2.1.

      "STARWOOD HOLDERS" means SOFI-IV SMT Holdings, L.L.C. or Starwood Mezzanine Investors, L.P., or the direct or indirect managing members and general partners of each.

      "TRANSFER" shall mean and include the act of selling, giving, pledging, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (and correlative words shall have correlative meanings).
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      "VIOLATION" shall have the meaning set forth in SECTION 6.1.

      1.2. USAGE.

      (i) References to Registrable Securities "owned" by the Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

      (ii) Unless this Agreement specifically provides otherwise, references to a document are to it as amended, waived and otherwise modified from time to time in accordance with the terms thereof and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

      (iii) References to Sections are to sections hereof, unless the context otherwise requires.

      (iv) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

      (v) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

      (vi) The term "hereof" and similar terms refer to this Agreement as a whole.

      (vii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 12.2.

      Section 2. REGISTRATION.

      2.1. The Company shall use its reasonable efforts promptly, but in no event later than forty-five (45) days, after January 31, 2001 to: (a) file a registration statement covering resales of the Registrable Securities in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION"); or (b) amend any Shelf Registration then in existence to cover the Registrable Securities. The Company shall deliver to the Representative written notice of the filing of any Shelf Registration or amendment to any Shelf Registration contemplated under SECTION 2.1(a) or SECTION 2.1(b) immediately after filing such amendment.

      2.2. Each Holder will provide at least five (5) Business Days notice of its intention to effect a resale of any Registrable Securities pursuant to the Shelf Registration to the Company and the Company's transfer agent. In no event will any Holder be permitted to Transfer any
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Registrable Securities prior to the expiration of the Lock-Up Period with respect to such Registrable Securities or in violation of federal and state securities laws, including pursuant to the Shelf Registration if such registration has been suspended pursuant to SECTION 2.3 or prior to delivery by the Company of the requested number of prospectuses. Any notice given pursuant to this SECTION 2.2 shall be addressed to the attention of the Secretary of the Company and the Company's transfer agent, and shall specify the maximum number of Registrable Securities to be sold, the intended methods of disposition thereof and the number of copies of the prospectus included in the Shelf Registration, as the Holder requests.

      2.3. Subject to the provisions of this SECTION 2.3, the Company shall be entitled to postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this SECTION 2, if the Board of Directors of the Company reasonably determines that such registration and the Transfer of Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving the Company, including the filing of a registration statement covering primary sales of securities by the Company, as to which, in each instance of the Company determining that the registration and Transfer would require premature disclosure, the Company has a bonafide business purpose for preserving the confidentiality thereof and the Company promptly gives the Representative notice of such determination, provided that the Company shall not suspend or postpone the filing, effectiveness, supplementing or amending of the shelf registration statement on more than two occasions during any 12-month period or for any period longer than 120 days. Upon receipt of such notice, each Holder agrees to cease making offers or Transfers of Registrable Securities pursuant to such registration statement during such suspension period. The Representative and each Holder hereby acknowledge that any notice given by the Company pursuant to this SECTION 2.3 may constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

      2.4. Subject to SECTIONS 2.3 AND 3.9, the Company shall use its reasonable efforts to keep any Shelf Registration filed pursuant to SECTION 2.1 continuously effective until the Holders no longer hold any Registrable Securities.

      2.5. Notwithstanding anything in this Agreement to the contrary, no Transfer of Registrable Securities may be effected if as a result thereof in the reasonable judgment of the Company, the Company would not satisfy the REIT Requirements in any respect or if such Transfer would result in any Person Beneficially Owning Shares in excess of the ownership limitation provisions of the REIT Requirements or the Amended and Restated Charter of the Company, as amended from time to time.
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      2.6. A registration pursuant to this SECTION 2 shall be on such appropriate registration form of the Commission as shall be selected by the Company and shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in each notice given pursuant to SECTION 2.1.

      Section 3. REGISTRATION PROCEDURES AND TERMINATION. Whenever required under SECTION 2 to effect the registration of any Registrable Securities (subject to SECTION 2.3), the Company shall, as promptly as practicable:

      3.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective and to notify the Representative of such effectiveness in a timely manner.

      3.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in SECTION 2.4, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly (i) notify the Representative and one counsel to all Holders identified in writing by the Representative (the "DESIGNATED COUNSEL") of such event or development; and (ii) promptly amend the registration statement or supplement the prospectus in a prompt manner so that each will thereafter comply with the Securities Act and promptly furnish to the Representative and the Designated Counsel such amended or supplemented prospectus, which each Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Following receipt of such notice and pending any such amendment or supplement described in this
SECTION 3.2, each Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus.

      3.3. Furnish promptly to the Representative on behalf of each Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Representative may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

      3.4. Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement.
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      3.5. Promptly notify the Representative of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered.

      3.6. Use best efforts to cause the Registrable Securities covered by such registration statement: (i) if the Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included for a reasonable period of time after the offering and, in any event, so long as any Shares are otherwise listed; and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company or the securities laws of the states in which such Registrable Securities are to be offered and sold to enable each Holder of Registrable Securities to consummate the disposition of such Registrable Securities.

      3.7. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

      3.8 Register and qualify the Registrable Securities under such blue sky laws as shall be reasonably requested by the Holders.

      3.9. The Company shall have no obligation under this Agreement to register or keep effective any registration statement covering any Registrable Securities after the later of (i) the third anniversary of this Agreement and (ii) the second anniversary of the termination of the Lock-Up Period applicable to such Registrable Securities.

      Section 4. HOLDER'S OBLIGATIONS.

      4.1. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder of Registrable Securities that the Holder shall:

            (a) furnish to the Company in writing such information regarding the Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required under the Securities Act to effect the registration of the Holder's Registrable Securities and to keep such information current; and

            (b) cooperate fully with the Company in preparing any registration statement.

      4.2. Each Holder shall notify the Company within 5 Business Days of any sale of Registrable Securities.

      Section 5. EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses
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incurred by the Company in connection with any registration, filing, or qualification of Registrable Securities with respect to such registration for each Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holders not to exceed $5,000 (the "REGISTRATION EXPENSES"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holders) and, except as specifically set forth herein, all other fees and expenses of the Holders including counsel for the Holders. Notwithstanding the foregoing, the Company shall not be required to bear the expenses of any underwritten offering under the Shelf Registration Statement to the extent such expenses are greater than they would otherwise have been if such offering had not been underwritten, including excess printing costs, accounting and legal fees, and the other Registration Expenses.

      Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

      6.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each Person, if any, who controls any Holder within the meaning of the Securities Act, and each officer, director, trustee, partner and employee of any Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

            (a) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments thereof or supplements thereto; or

            (b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnification required by this SECTION 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information related to the indemnified party furnished to the Company by the indemnified party in writing expressly for use in connection with such registration statement; and PROVIDED, FURTHER,
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      that the indemnity agreement contained in this SECTION 6 shall not apply to the extent that any such loss is based on or arises out of (A) any matter covered by SECTION 6.2 for which the Selling Holders are required to indemnify the Company, (B) an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if an underwriter was under an obligation to deliver such final prospectus and failed to do so or (C) the Holders' failure to comply with applicable prospectus delivery requirements.

      6.2. To the extent permitted by applicable law, each Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each of the officers, employees and directors of the Company who shall have signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding an investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information related to such Holder and furnished by such Holder in writing expressly for use in connection with such registration; PROVIDED, HOWEVER, that in no event shall the aggregate amount of any indemnity obligation of any Holder under this SECTION 6.2 together with any contribution obligation under SECTION 6.4 exceed the proceeds (net of any underwriting discounts or commissions) from the applicable offering received by such Holder.

      6.3. Promptly after receipt by an indemnified party under this SECTION 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this SECTION 6, such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts or differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 6 to the extent of such prejudice but shall not relieve the indemnifying party of any
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liability that it may have to any indemnified party otherwise than pursuant to this SECTION 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Except as set forth above, any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless: (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified parry, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties.

      6.4. If the indemnification required by this SECTION 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
SECTION 6:

            (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
      SECTION 6.1 and SECTION 6.2. any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
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            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the relative fault referred to in SECTION 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (c) In no event shall the aggregate amount of any contribution obligation from any Selling Holder under this SECTION 6.4 together with any indemnification obligation under SECTION 6.2 exceed the proceeds (net of any underwriting commissions or discounts) from the applicable offering received by such Holder.

      6.5. If indemnification is available under this SECTION 6. the indemnifying parties shall indemnify each indemnified party to the full extent provided in this SECTION 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in SECTION 6.4.

      6.6. The obligations of the Company and the Holders under this SECTION 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

      Section 7. HOLDBACK.

      7.1. In connection with an underwritten offering by the Company of any Shares (or any securities convertible into or exchangeable or exercisable for Shares) covered by a registration statement filed by Company, each Holder, whether or not its Registrable Securities are included in the registration statement, if so requested by the underwriters of such offering shall not effect any public sale or distribution of Shares (except as part of such underwritten registration), during any such lock up periods requested by the underwriter, not to exceed the 10-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of the Holders until the end of such period.

      7.2. In the event of a merger or similar transaction which is accounted for by the Company as a pooling of interests, each Holder further agrees that it will, if it is advised by the Company's counsel that it may be deemed an "affiliate" of the Company, at such time enter into a customary "affiliate agreement" restricting its ability to effect any public sale or distribution of Shares in any manner that would cause the Company to not be able to account for the transaction as a pooling of interest if and to the same extent that Starwood Holders are subject to identical restrictions.
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      Section 8. ELECTION OF DIRECTORS. The Company shall use its best efforts to cause (a) H. Cabot Lodge III (the "INVESTOR DIRECTOR") to be elected to the Board of Directors of the Company; and (b) R. Michael Dorsch III and Barclay G. Jones III (the "INVESTOR MEMBERS") to be appointed to the Company's Management Investment Committee.

      Section 9. TRANSFERS.

      9.1. Except as provided in SECTION 9.2 hereof:

            (a) Prior to the expiration of the Lock-Up Period with respect to any Shares, no Holder shall Transfer or enter into any agreement or series of agreements to Transfer, any such Shares. For the avoidance of doubt, the term "Transfer" shall not include any conversion or exchange occurring by operation of law.

            (b) Following the termination of the applicable Lock-Up Period for a Share or Shares, a Holder may Transfer such Share of Shares.

            (c) The restrictions set forth in SECTIONS 9.1(a) hereof shall not apply to (i) a Transfer of Shares that is made by the Holder in response to a "tender offer" with respect to which the completion of such tender offer is conditioned upon such completion resulting in a Change of Control; (ii) a Transfer of Shares that is made to the Person (or any Affiliate of such Person) receiving control of the Company as a result of a Change of Control; (iii) a Transfer that occurs because of entry by the Holders into a voting agreement, proxy or other arrangement deemed reasonably necessary by the Board of Directors of the Company to effectuate a merger, consolidation, amalgamation or other business combination that has been approved by the Board of Directors of the Company; and (iv) the granting of a proxy with respect to any annual or special meeting of the shareholders of the Company. For the avoidance of doubt, all Shares Transferred pursuant to exceptions (i) and (ii) listed in this SECTION 9.1(c) shall no longer be deemed to be Shares subsequent to such Transfer.

      9.2. The parties declare and agree it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of its obligations under this Agreement. Therefore, if any party institutes any action or proceeding to enforce the provisions of this Agreement, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law and, consequently, the parties hereby agree that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

      9.3. Unless earlier terminated by a writing executed by all parties, SECTIONS 9.1 and 9.2 shall terminate upon termination of the Lock-Up Period for all Shares.

      9.4. In addition to the restrictions in SECTION 9.1 and SECTION 9.2, each Holder who becomes an employee or director of the Company or any Affiliate of the Company shall be subject to the restrictions of the Company's Statement of Policy Concerning Trading Policies and Conflicts of Interest attached hereto as EXHIBIT A.

      Section 10. AMENDMENT, MODIFICATION AND WAIVERS: FURTHER ASSURANCES.

      10.1. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act of: (i) in the ease of SECTIONS 2 through 7 (including all applicable defined terms) the Holders of a majority of the then outstanding Registrable Securities; (ii) in the case of SECTIONS 9, 10, 11, 12 and 13 (including all applicable defined terms), the Representative; and (iii) in the case of SECTION 8 (including all applicable defined terms) and all other Sections, the Holder that is affected.

      10.2. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for ail other purposes to require full compliance with such provision.

      10.3. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

      Section 11. ASSIGNMENT; BENEFIT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, the Holders (PROVIDED that a provision shall only be binding on a Holder if the Holder has direct rights or obligations relating to the Shares that were acquired by the Investors pursuant to the Merger Agreement that are now held by such Holder) and each indemnified party under SECTION 6 hereof and their respective heirs, permitted assigns, executors, administrators or successors. The rights of the Holders shall not be assigned without the consent of the Company.

      Section 12. MISCELLANEOUS.

      12.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving regard to the conflict of laws principles thereof

      12.2. NOTICES. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on SCHEDULE II, as otherwise specified to the Company in writing or to the address set forth in the stock record books of the Company. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

      12.3. ENTIRE AGREEMENT; INTEGRATION. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and this agreement embodies the entire understanding among the parties relating to such subject matter.

      12.4. SECTION HEADINGS. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

      12.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

      12.6. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

      12.7. TERMINATION. Unless sooner terminated in accordance with the preceding sentence or the other provisions of this Agreement; SECTIONS 2, 3, 4, 5, 6 and 7 of this Agreement shall terminate in their entirety on such date as there shall be no Registrable Securities outstanding; PROVIDED that any Shares previously subject to this Agreement shall not be Registrable Securities following the date such Shares no longer meet the definition of Registrable Securities.

      12.8. SUBMISSION TO JURISDICTION. Each of the parties hereto and the Holders irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, FORUM NON CONVENIENS or any similar basis to which it might otherwise be entitled in any such action or proceeding.

      Section 13. REPRESENTATIVE.

      13.1. Notwithstanding any statement to the contrary contained herein, each Holder irrevocably authorizes and appoints H. Cabot Lodge III or his/its successor appointed pursuant to this SECTION 13 (the "REPRESENTATIVE") as its true and lawful attorney and representative with full power and authority to take any and all actions and execute any and all documents and agreements in such Person's name, place and stead, with the same effect as if such action were taken or such document or agreement were executed by such Person, in connection with any matter or thing relating to any provision of this Agreement that states that the Representative shall act or execute and H. Cabot Lodge III hereby accepts his/its appointment as the Representative and agrees to perform all of the duties of the Representative hereunder.

      13.2. The Representative cannot resign or be removed by the Holders, except upon delivery to the Company of a written instrument signed by the successor Representative in which the successor Representative agrees to serve as Representative and the Holders consent thereto (such instrument being referred to as a "REPRESENTATIVE REPLACEMENT INSTRUMENT").

      13.3. The signature of the Representative that purports to be on behalf of one or more of the Holders shall be deemed to be the signature of such Holders and they shall be bound by the terms of any documents and agreements executed and delivered by the Representative pursuant to this Agreement as though they were actual signatories thereto. The Company shall be entitled to rely, without any investigation or inquiry by the Company, upon all action by the Representative as having been taken upon the authority of such Holders. Any action by the Representative taken on behalf of the Holders shall be conclusively deemed to be the action of the Holders, and the Company shall not have any liability or responsibility to the Holders for any action taken in reliance thereon.

      13.4. The appointment of the Representative hereunder is irrevocable and coupled with an interest and any action taken by the Representative pursuant to the authority granted in this SECTION 13 shall be effective and absolutely binding on each Holder, notwithstanding any contrary action of or direction from a Holder; and

      13.5. As among the Holders, a Representative may resign at any time by giving notice to the Holders, and, if there does not exist any previously designated successor thereto, upon the appointment and qualification of a successor. A Representative may be discharged, and replaced by another person to act as successor, in accordance with SECTION 13.2.

            13.6.(a) The Representative shall not be liable to the Holders for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by his willful misconduct. The Representative shall be entitled to rely on any instrument or signature believed by him to be genuine and may assume that any person purporting to give any writing, notice of instrument in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

            (b) The Holders, jointly and severally, shall indemnify the Representative for and hold the Representatives harmless against, any loss, liability or expense incurred by the Representative arising out of or in connection with the acceptance of, or the performance of its duties under this Agreement, as well as the costs and expenses of defending against any claim or liability arising under this Agreement or any of the Merger Agreements.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                        STARWOOD FINANCIAL INC.
                                        a Maryland corporation

                                        By: /s/ Jay Sugarman
                                           -------------------------------------
                                           Name: Jay Sugarman
                                           Title: CEO and President


                                        INVESTORS:

                                        /s/ H. Cabot Lodge III
                                        ----------------------------------------
                                        H. Cabot Lodge III

                                        /s/ R. Michael Dorsch III
                                        ----------------------------------------
                                        R. Michael Dorsch III

                                        /s/ Barclay G. Jones III
                                        ----------------------------------------
                                        Barclay G. Jones III


                                        D.C. CAPITAL-ACRE, LLC

                                        By: /s/ Douglas L. Dethy
                                            ------------------------------------
                                           Name: Douglas L. Dethy
                                           Title: Member

                                        By: /s/ Michael A. Chisek
                                            ------------------------------------
                                           Name: Michael A. Chisek
                                           Title: Member

                                        /s/ Ann E. Carmel
                                        ---------------------------------------
                                        Ann E. Carmel

                                        /s/ David E. Gibbons
                                        ---------------------------------------
                                        David E. Gibbons

                                        /s/ Kenneth G. Beitz
                                        ---------------------------------------
                                        Kenneth G. Beitz


                                        TINICUM ENTERPRISES, G.P.

                                        By: /s/ Eric Rottenberg
                                           -------------------------------------
                                           Name: Eric Rottenberg


                                        The Representative (Solely limited to
                                        his rights and obligations as the
                                        representative pursuant to SECTION 13
                                        hereof)

                                        By: /s/ H. Cabot Lodge
                                           -------------------------------------
                                           Name: H. Cabot Lodge III, in his
                                           capacity as the Representative

                                   SCHEDULE I

                                    INVESTORS

H. Cabot Lodge III
R. Michael Dorsch III
Barclay G. Jones III
D.C. Capital-Acre, LLC
Ann E. Carmel
David E. Gibbons
Kenneth G. Beitz
Tinicum Enterprises, G.P.

                                   SCHEDULE II

                              ADDRESSES FOR NOTICE

If to the Company to:
    1114 Avenue of the Americas
    27th Floor
    New York, New York 10036
    Attention: Spencer Haber
    Phone: (212) 930-9400
    Fax No.: (212) 930-9449

with a copy to:
     Mayer, Brown & Platt
     1675 Broadway
     New York, New York 10019
     Attention: James B. Carlson
     Phone: (212) 506-2500
     Fax No.: (212)262-1910

and

     Katten, Muchin & Zavis
     525 West Monroe Street - Suite 1600
     Chicago, Illinois 60661
     Attention: Greg Pierce
     Phone: (312) 902-5541
     Fax No.: (312) 902-1061

If to the Representative to:

     H. Cabot Lodge III
     145 Pine Brook Road
     Bedford, New York 10506
     Phone: (914) 234-6850
     Fax No.: (914) 234-4405

with a copy to:

     Loeb & Loeb
     345 Park Avenue

     New York, New York 10154-0037
     Attention: Christopher Aidun
     Phone: (212) 407-4000
     Fax No.: (212) 407-4990

                                                                       EXHIBIT A

                             STARWOOD FINANCIAL INC.

                               STATEMENT OF POLICY

                                   CONCERNING

                                TRADING POLICIES

                                       AND

                              CONFLICTS OF INTEREST

                                      DATED

                                APRIL 1, 1996(1)

----------

(1) Updated for name change and revisions to holding period under Rule 144 in November 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.   SUMMARY OF THE COMPANY POLICY CONCERNING
     TRADING POLICIES AND CONFLICTS OF INTEREST ...........................    1
     A. Compliance with Laws ..............................................    1
     B. Avoidance of Conflicts of Interest ................................    1

II.  THE USE OF INSIDE INFORMATION IN CONNECTION WITH TRADING IN
     SECURITIES ...........................................................    2
     A. General Rule ......................................................    2
     B. Who Does the Policy Apply To? .....................................    3
     C. Other Companies' Stocks ...........................................    4
     D. Trading in Options ................................................    4
     E. Margin Accounts ...................................................    4
     F. Guidelines ........................................................    4
        1. Nondisclosure ..................................................    5
        2. Trading in the Company's Securities.............................    5
        3. Avoid Speculation ..............................................    5
        4. Trading in Other Securities ....................................    6
     G. Insider Trading Compliance Officer ................................    6
     H. Procedures for Approving Trades ...................................    7
        1. All Director and Employee Trades ...............................    7
        2. Additional Restrictions on the Window Group ....................    7
        3. Hardship Trades ................................................    8
        4. No Obligation to Approve Trades ................................    8

III. OTHER LIMITATIONS ON SECURITIES TRANSACTIONS .........................    9
     A. Public Resales - Rule 144 .........................................    9
     B. Private Resales ...................................................   10
     C. Restrictions on Purchases of Company Securities ...................   10
     D. Disgorgement of Profits on Short-Swing Transactions ...............   10
     E. Prohibition of Short Sales ........................................   11
     F. Filing Requirements ...............................................   12
        1. Forms 3, 4 and 5 ...............................................   12
        2. Schedule 13D and 13G ...........................................   13
        3. Form l44 .......................................................   14

IV.  CONFLICTS OF INTEREST ................................................   14

                                       I.

                    SUMMARY OF THE COMPANY POLICY CONCERNING
                   TRADING POLICIES AND CONFLICTS OF INTEREST

      This Statement covers two fundamental principles which each employee and director must follow:

      A. COMPLIANCE WITH LAWS.

      It is the policy of Starwood Financial Inc. (the "Company") that it will, without exception, comply with all applicable laws and regulations in conducting its business. Each employee and each director is expected to abide by this policy. When carrying out Company business, employees and directors must avoid any activity that violates applicable laws or regulations.

      B. AVOIDANCE OF CONFLICTS OF INTEREST.

      Each employee and each director must avoid any activity or interest which conflicts with, or even appears to conflict with, the best interests of the Company. In other words, each employee and each director has a duty of utmost loyalty to the Company.

      The foregoing principles are described in more detail below. A description of certain applicable laws and related policies is set forth in Sections II and III of the Statement and conflicts of interest and general policies for avoiding them are discussed in Section IV. The Statement does not describe every law or regulation which will affect the Company and its business, but attempts to familiarize employees and directors with the laws which they must pay particular attention to in an effort to assure the Company's compliance. Of course, employees and directors are expected to comply with all applicable laws.

      In meeting the standards set out in this Statement, it is essential that each employee and director conduct the Company's business with honesty and integrity. Each employee and each director contributes to the Company's overall reputation. Therefore, each employee and each director must accept individual responsibility for ensuring that these standards are implemented.

                                       II.

                   THE USE OF INSIDE INFORMATION IN CONNECTION
                           WITH TRADING IN SECURITIES

      A. GENERAL RULE.

      The U.S. securities laws regulate the sale and purchase of securities in the interest of protecting the investing public. U.S. securities laws give the Company, its officers and directors, and other employees the responsibility to ensure that information about the Company is not used unlawfully in the purchase and sale of securities.

      All employees and directors should pay particularly close attention to the laws against trading on "inside" information. These laws are based upon the belief that all persons trading in a company's securities should have equal access to all "material" information about that company. For example, if an employee or a director of a company knows material non-public financial information, that employee or director is prohibited from buying or selling stock in the company until the information has been disclosed to the public:
This is because the employee or director knows information that will probably cause the stock price to change, and it would be unfair for the employee or director to have an advantage (knowledge that the stock price will change) that the rest of the investing public does not have. In fact, it is more than unfair. It is considered to be fraudulent and illegal. Civil and criminal penalties for this kind of activity are severe.

      THE GENERAL RULE can be stated as follows: It is a violation of the federal securities laws for any person to buy or sell securities if he or she is in possession of material inside information. Information is material if it could affect a person's decision whether to buy, sell or hold the securities. It is INSIDE information if it has not been publicly disclosed. Furthermore, it is illegal for any person in possession of material inside information to provide other people with such information or to recommend that they buy or sell the securities. (This is called "tipping".) In that case, they may both be held liable. While it is not possible to identify all information that would be deemed "material," the following types of information ordinarily would be considered material:

            - Financial performance, especially quarterly and year-end results of operations, and significant changes in financial performance, conditions or liquidity.

            -     Company projections and strategic plans.

            - Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

            - New major contracts, collaborations, or finance sources, or the loss thereof.

            - Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

            -     Significant changes in senior management.

            - Actual or threatened major litigation, or the resolution of such litigation.

      The rule applies to any and all transactions in the Company's securities, including its common stock and options and warrants to purchase common stock (other than the exercise of employee stock options or warrants), and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities.

      The Securities and Exchange Commission (the "SEC"), the stock exchanges and plaintiffs' lawyers focus on uncovering insider trading. A breach of the insider trading laws could expose the insider to criminal fines up to three times the profits earned and imprisonment of up to ten years, in addition to civil penalties (up to three times the profits earned), and injunctive actions. In addition, punitive damages may be imposed under applicable state laws. Securities laws also subject controlling persons to civil penalties or illegal insider trading by employees, including employees located outside the United States. Controlling persons include directors, officers, and supervisors. These persons may be subject to fines up to the greater of $1,000,000 or three times the profit (or loss avoided) by the insider trader. Inside information does not belong to the individual directors, officers or other employees who may handle it or otherwise become knowledgeable about it. It is an asset of the Company. For any person to use such information for personal benefit or to disclose it to others outside the Company violates the Company's interests. More particularly, in connection with trading in the Company securities, it is a fraud against members of the investing public and against the Company.

      B. WHO DOES THE POLICY APPLY TO?

      The prohibition against trading on inside information applies to directors, officers and all other employees, and to other people who gain access to that information. All employees and officers must obtain the prior approval of all trades in Company securities from the Insider Trading Compliance Officer in accordance with the procedures set forth in Section H below. Because of their access to confidential information on a regular basis, Company policy subjects its directors, executive officers and certain other employees (the "Window Group" as defined below) to additional restrictions on trading in the Company securities. The additional restrictions for the Window Group are discussed in Section H below. In addition, directors and certain employees with inside knowledge of material information may be subject to ad hoc restrictions on trading from time to time.

      C. OTHER COMPANIES STOCKS.

      The same rules apply to other companies' stocks. Employees and directors who learn material information about suppliers, customers, or competitors through their work at the Company should keep it confidential and not buy or sell stock in such companies until the information becomes public. Employees and directors should not give tips about such stocks.

      D. TRADING IN OPTIONS.

      The insider trading prohibition also applies to trading in exchange traded options, such as put and call options. Options trading is highly speculative and very risky. People who buy options are betting that the stock price will move rapidly. For that reason, when a person trades in options in his or her employer's stock, it will arouse suspicion in the eyes of the SEC that the person was trading on the basis of inside information, particularly where the trading occurs before a Company announcement or major event. It is difficult for an employee or director to prove that he or she did know about the announcement or event.

      If the SEC or the stock exchanges were to notice active options trading by one or more employees or directors of the Company prior to an announcement, they would investigate. Such an investigation could be embarrassing to the Company (as well as expensive), and could result in severe penalties and expense for the persons involved. For all of these reasons, the Company prohibits its employees and directors from trading in options on the Company stock. This policy does not pertain to the exercise of stock options or warrants granted by the Company to its employees, which cannot be traded.

      E. MARGIN ACCOUNTS.

      Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Because such a sale may occur at a time when an employee or a director had material inside information or is otherwise not permitted to trade in Company securities, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account.

      F. GUIDELINES.

      The following guidelines should be followed in order to ensure compliance with applicable antifraud laws and with the Company's policies:

            1. NONDISCLOSURE. Material inside information must not be disclosed to anyone, except to persons within the Company whose positions require them to know it. No one may "tip" or disclose material nonpublic information concerning the Company to any outside person (including, but not limited to family members, analysts, individual investors, and members of the investment community and news media), unless required as part of that person's regular duties for the Company and authorized by the Compliance Officer and/or the Board of Directors. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this policy and/or to sign a confidentiality agreement. All inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to the Compliance Officer.

            No one may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except to advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all directors and officers from giving trading advice concerning the Company to third parties even when the director or officer does not possess material nonpublic information about the Company.

            2. TRADING IN THE COMPANY'S SECURITIES. No employee or director should place a purchase or sale order, or recommend that another person place a purchase or sale order in the Company's securities, when he or she has knowledge of material information concerning the Company that has not been disclosed to the public. This includes orders for purchases and sales of stock and convertible securities. The exercise of employee stock options and warrants is not subject to this policy. However, stock that was acquired upon exercise of a stock option or warrant will be treated like any other stock, and may not be sold by an employee who is in possession of material inside information. Employees or directors who possess material inside information should wait until the start of the third business day after the information has been publicly released before trading.

            3. AVOID SPECULATION. Investing in the Company's Common Stock provides an opportunity to share in the future growth of the Company. But investment in the Company and sharing in the growth of the Company does not mean short range speculation based on fluctuations in the market. Such activities put the personal gain of the employee or director in conflict with the best interests of the Company and its stockholders. Although this policy does not mean that employees or directors may never sell shares, the Company encourages employees and directors to avoid frequent trading in Company stock. Speculating in Company stock is not part of the Company culture.

            4. TRADING IN OTHER SECURITIES. No employee or director should place a purchase or sale order, or recommend that another person place a purchase or sale order, in the securities of another corporation, if the employee or director learns in the course of his or her employment confidential information about the other corporation that is likely to affect the value of those securities. For example, it would be a violation of the securities laws if an employee or director learned through Company sources that the Company intended to purchase assets from a company, and then bought or sold stock in that other company because of the likely increase or decrease in the value of its securities.

      G. INSIDER TRADING COMPLIANCE OFFICER.

      The Company has designated Nina B. Matis, the Company's General Counsel, as its Insider Trading Compliance Officer (the "Compliance Officer"). The Compliance Officer will review and either approve or prohibit all proposed trades by Section 16 Individuals and Key Employees in accordance with the procedures set forth in Section H below.

      In addition to the trading approval duties described in Section H below, the duties of the Compliance Officer will include the following:

            1. Administering this policy and monitoring and enforcing compliance with all policy provisions and procedures.

            2. Responding to all inquiries relating to this policy and its procedures.

            3. Designating and announcing special trading blackout periods during which no Window Group members may trade in Company securities.

            4. Providing copies of this policy and other appropriate materials to all current and new directors, officers and employees, and such other persons who the Compliance Officer determines have access to material nonpublic information concerning the Company.

            5. Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Sections 10(b), 16, 20A and 21A of the Exchange Act and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933 (the "Securities Act"); and assisting in the preparation and filing of all required SEC reports relating to insider trading in Company securities, including without limitation, Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

            6. Revising the policy as necessary to reflect changes in federal or state insider trading laws and regulations.

            7. Maintaining as Company records originals or copies of all documents required by the provisions of this policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation, Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

      The Compliance Officer may designate one or more individuals who may perform the Compliance Officer's duties.

      H. PROCEDURES FOR APPROVING TRADES.

            1. ALL DIRECTOR AND EMPLOYEE TRADES. No member of the Window Group or any other employee of the Company may trade in Company securities until

                  a. the person trading has notified the Compliance Officer in writing of the amount and nature of the proposed trade(s),

                  b. the person trading has certified to the Compliance Officer that (i) he or she is not in possession of material nonpublic information concerning the Company and (ii) the proposed trade(s) do not violate the trading restrictions of Section 16 of the Exchange Act or Rule 144 of the Securities Act, and

                  c. the Compliance Officer has approved the trade(s), and has certified the approval in writing.

            2. ADDITIONAL RESTRICTIONS ON THE WINDOW GROUP. The Window Group consists of (i) directors and executive officers of the Company and their secretaries, (ii) officers of the Company with the title Vice President or above and their secretaries and (iii) such other persons as may be designated from time to time and informed of such status by Nina B. Matis, the Company's General Counsel. In addition to the restrictions set forth in Section H.1 above, the Window Group is subject to the following restrictions on trading in Company securities:

                  a. trading is permitted from the close of the second business day following an earnings release `with respect to the preceding fiscal period until the close of trading on the twenty-second day of the third month of the current fiscal quarter (the "Window"), subject to the restrictions below;

                  b. no trading in Company securities even during applicable trading Windows while in the possession of material inside information. Persons possessing such information may trade during a trading Window only after the close of trading on the second full trading day following the Company's widespread public release of such material inside information;

                  c. no trading in Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No one may disclose to any outside third party that a special blackout period has been designated; and

                  d. the Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading Windows (but not during special blackout periods) due to financial hardship or other hardships.

      3. HARDSHIP TRADES. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows due to financial hardship or other hardships only after

                  a. the person trading has notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s),

                  b. the person trading has certified to the Compliance Officer in writing no earlier than two business days prior to the proposed trades(s) that he or she is not in possession of material nonpublic information concerning the Company, and

                  c. the Compliance Officer has approved the trade(s) and has certified the approval in writing.

      4. NO OBLIGATION TO APPROVE TRADES. The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer to approve any trades requested by members of the Window Group or other employees or hardship applicants. The Compliance Officer may reject any trading requests at his/her sole discretion.

                                      III.

                  OTHER LIMITATIONS ON SECURITIES TRANSACTIONS

      A. PUBLIC RESALES - RULE 144.

      The Securities Act requires every person who offers or sells a security to register such transaction with the SEC unless an exemption from registration is available. Rule 144 under the Securities Act is the exemption typically relied upon (i) for public resales by any person of "restricted securities" (i.e., securities acquired in a private offering) and (ii) for public resales by officers, directors and other control persons of a company (known as "affiliates") of any of the Company's securities, whether restricted or unrestricted. All outstanding shares of the Company's Common Stock, other than
(i) those sold to the public in the Company's initial public offering and (ii) the shares of common stock received upon the exercise of options granted under the Company's 1996 Long-Term Incentive Plan (assuming Form S-8 Registration Statements with respect to such plans have been filed and remain effective), are "restricted securities."

      Rule 144 contains five conditions, although the applicability of some of these conditions will depend on the circumstances of the sale:

            1. CURRENT PUBLIC INFORMATION. Current information about the Company must be publicly available at the time of sale. The Company's periodic reports filed with the SEC ordinarily satisfy this requirement.

            2. HOLDING PERIOD. Restricted securities must be held and fully paid for by the seller for a period of one year prior to the sale. The holding period requirement, however, does not apply to securities held by affiliates that were acquired either in the open market or in a public offering of securities registered under the Securities Act. If the seller acquired the securities from someone other than the Company or an affiliate of the Company, the holding period of the person from whom the seller acquired such securities can be "tacked" to the seller's holding period in determining if the two-year requirement has been satisfied.

            3. VOLUME LIMITATIONS. The amount of securities which can be sold during any three month period cannot exceed the greater of (i) one percent of the outstanding shares of the class or (ii) the average weekly reported trading volume for shares of the class during the four calendar weeks preceding the filing of the notice of sale referred to below.

            4. MANNER OF SALE. The securities must be sold in unsolicited brokers' transactions or directly to a market-maker.

            5. NOTICE OF SALE. The seller must file a notice of the proposed sale with the SEC at the time the order to sell is placed with the broker, unless the amount to be sold neither exceeds 500 shares nor involves sale proceeds greater than $10,000. See "Filing Requirements."

      The foregoing conditions do not have to be complied with by holders of restricted securities who have held (and fully paid for) their restricted shares for at least three years and who were not affiliates during the three months preceding the sale under the rule.

      Bona fide gifts are not deemed to involve sales of stock for purposes of Rule 144, so they can be made at any time without limitation on the amount of the gift. Donors who receive restricted securities from an affiliate generally will be subject to the same restrictions under Rule 144 that would have applied to the donor for a period of up to two years following the gift, depending on the circumstances.

      B. PRIVATE RESALES.

      Directors and officers also may sell securities in a private transaction without registration. Although there is no statutory provision or SEC rule expressly dealing with private sales, the general view is that such sales can safely be made by affiliates if the party acquiring the securities understands he is acquiring restricted securities that must be held for at least two years before the securities will be eligible for resale to the public under Rule 144. Private resales raise certain documentation and other issues and must be reviewed in advance by Nina B. Matis, the Company's General Counsel.

      C. RESTRICTIONS ON PURCHASES OF COMPANY SECURITIES.

      In order to prevent market manipulation, the SEC has adopted Rules 10b-6 and 10b-18 under the Exchange Act. Rule 10b-6 generally prohibits the Company or any of its affiliates from buying Company stock in the open market during certain periods while a public offering is taking place. Rule 10b-18 sets forth guidelines for purchases of Company stock by the Company or its affiliates while a stock buyback program is occurring. While the guidelines are optional, compliance with them provides immunity from a stock manipulation charge. You should consult with Nina B. Matis, the Company's General Counsel, if you desire to make purchases of Company stock during any period that the Company is making a public offering or buying stock from the public.

      D. DISGORGEMENT OF PROFITS ON SHORT-SWING TRANSACTIONS.

      Section 16 of the Exchange Act applies to directors and officers of the Company and to any person owning more than ten percent of any registered class of the Company's equity securities. The section is intended to deter such persons (collectively referred to below as

"insiders") from misusing confidential information about their companies for personal trading gain. Section 16(a) requires insiders to publicly disclose any changes in their beneficial ownership of the Company's equity securities (see "Filing Requirements," below). Section 16(b) requires insiders to disgorge to the Company any "profit" resulting from "short-swing" trades, as discussed more fully below. Section 16(c) effectively prohibits insiders from engaging in short sales (see "Prohibition of Short Sales," below).

      Under Section 16(b), any profit realized by an insider on a "short-swing" transaction (i.e., a purchase and sale, or sale and purchase, of the Company's equity securities within a period of less than six months) must be disgorged to the Company upon demand by the Company or a stockholder acting on its behalf. By law, the Company cannot waive or release any claim it may have under Section 16(b), or enter into an enforceable agreement to provide indemnification for amounts recovered under the section.

      Liability under Section 16(b) is imposed in a mechanical fashion without regard to whether the insider intended to violate the section. Good faith, therefore, is not a defense. All that is necessary for a successful claim is to show that the insider realized "profits" on a short-swing transaction; however, profit, for this purpose, is calculated as the difference between the sale price and the purchase price in the matching transactions, and may be unrelated to the actual gain on the shares sold. When computing recoverable profits on multiple purchases and sales within a six month period, the courts maximize the recovery by matching the lowest purchase price with the highest sale price, the next lowest purchase price with the next highest sale price, and so on. The use of this method makes it possible for an insider to sustain a net loss on a series of transactions while having recoverable profits. The terms "purchase" and "sale" are construed under Section 16(b) to cover a broad range of transactions, including acquisitions and dispositions in tender offers and certain corporate reorganizations. Moreover, purchases and sales by an insider may be matched with transactions by any person (such as certain family members) whose securities are deemed to be beneficially owned by the insider.

      The Section 16 rules are complicated and present ample opportunity for inadvertent error. To avoid unnecessary costs and potential embarrassment for insiders and the Company, Officers and directors are strongly urged to consult with Nina B. Matis, the Company's General Counsel, prior to engaging in any transaction or other transfer of Company equity securities regarding the potential applicability of Section 16(b).

      E. PROHIBITION OF SHORT SALES.

      Under Section 16(c), insiders are prohibited from effecting "short sales" of the Company's equity securities. A "short sale" is one involving securities which the seller does not own at the time of sale, or, if owned, are not delivered within 20 days after the sale or deposited in the mail or other usual channels of transportation within five days after the sale.

Wholly apart from Section 16(c), the Company prohibits directors and employees from selling the Company's stock short. This type of activity is inherently speculative in nature and is contrary to the best interests of the Company and its shareholders.

      F. FILING REQUIREMENTS.

            1. FORM 3, 4 AND 5. Under Section 16(a) of the Exchange Act, insiders must file with the SEC and any stock exchange on which the Company's equity securities are quoted (i.e., the New York Stock Exchange) public reports disclosing their holdings of and transactions involving, the Company's equity securities. Copies of these reports must also be submitted to the Company. An initial report on Form 3 must be filed by every insider within 10 days after election or appointment disclosing all equity securities of the Company beneficially owned by the reporting person on the date he became an insider. Even if no securities were owned on that date, the insider must file a report. Any subsequent change in the nature or amount of beneficial ownership by the insider must be reported on Form 4 and filed within ten days after the close of the month in which the change occurred. Certain exempt transactions may be reported on Form 5 within 45 days after the end of the fiscal year. The fact that an insider's transactions during the month resulted in no net change, or the fact that no securities were owned after the transactions were completed, does not provide a basis for failing to report. All changes in the amount or the form (i.e., direct or indirect) of beneficial ownership (not just purchases and sales) must be reported. Thus, such transactions as gifts and stock dividends ordinarily are reportable. Moreover, an officer or director who has ceased to be an officer or director must report any transactions after termination which occurred within six months of a transaction that occurred while the person was an insider.

            The reports under Section 16(a) are intended to cover all securities beneficially owned either directly by the insider or indirectly through others. An insider is considered the direct owner of all Company equity securities held in his or her own name or held jointly with others. An insider is considered the indirect owner of any securities from which be obtains benefits substantially equivalent to those of ownership. Thus, equity securities of the Company beneficially owned through partnerships, corporations, trusts, estates, and by family members generally are subject to reporting. Absent countervailing facts, an insider is presumed to be the beneficial owner of securities held by his or her spouse and other family members sharing the same home. But an insider is free to disclaim beneficial ownership of these or any other securities being reported if the insider believes there is a reasonable basis for doing so.

            It is important that reports under Section 16(a) be prepared properly and filed on a timely basis. The reports must be received at the SEC by the filing deadline. There is no provision for an extension of the filing deadlines, and the SEC can take enforcement action against insiders who do not comply fully with the filing requirements. In addition, the Company is required to disclose in its annual proxy statement the names of insiders who failed to file
      Section 16(a) reports properly during the fiscal year, along with the particulars of such instances of noncompliance. Accordingly, the Company strongly urges all directors and officers to notify Nina B. Matis, the Company's General Counsel, prior to any transactions or changes in their or their family members' beneficial ownership involving Company stock and to avail themselves of the assistance available from Mayer, Brown & Platt in satisfying the reporting requirements.

            2. SCHEDULE 13D AND 13G. Section 13(d) of the 1934 Act requires the filing of a statement on Schedule 13D (or on Schedule 13G, in certain circumstances) by any person or group which acquires beneficial ownership of more than (i) five percent of a class of equity securities registered under the 1934 Act and is not a Passive Investor (as defined below) or
      (ii) twenty percent of a class of equity securities. The threshold for reporting is met if the stock owned, when coupled with the amount of stock subject to options exercisable within 60 days, exceeds the five percent limit.

      A report on Schedule 13D is required to be filed with the SEC and NYSE and submitted to the Company within ten days after the reporting threshold is reached. If a material change occurs in the facts set forth in the Schedule 13D, such as an increase or decrease of one percent or more in the percentage of stock beneficially owned, an amendment disclosing the change must be filed promptly. A decrease in beneficial ownership to less than five percent is PER SE material and must be reported.

      A report on Schedule 13G is an abbreviated form required to be filed with the SEC, AMEX and submitted to the Company yearly or monthly by certain holders that acquire over 5% but not less than 20% of the Company's equity securities in the ordinary course of business and which do not hold such stock for the purpose or with the effect of changing or influencing control ("Passive Investors"). A Passive Investor must file a Schedule 13G within 10 days after acquisition of more than 5% of the Company's equity securities. Passive Investors must file amendments promptly upon exceeding 10% of a class of securities and thereafter promptly upon the Passive Investor's beneficial ownership increasing or decreasing by more than 5%.

      A person is deemed the beneficial owner of securities for purposes of
Section 13(d) if such person has or shares voting power (i.e., the power to vote or direct the voting of the securities) or dispositive power (i.e., the power to sell or direct the sale of the securities). As is true under Section 16(a) of the 1934 Act, a person filing a Schedule 13D or a Schedule 13G may disclaim beneficial ownership of any securities attributed to him or her if he or she believes there is a reasonable basis for doing so.

      It should be noted that the Form 3/Form 4/Form 5 Reports and the Schedule 13D/Schedule 13G requirements are independent of each other, and compliance with one section of the 1934 Act will not satisfy the other.

            3. FORM 144. As described above under the discussion of Rule 144, a seller relying on Rule 144 must file a notice of proposed sale with the SEC at the time the order to sell is placed with the broker unless (x) the amount to be sold neither exceeds 500 shares nor involves sale proceeds greater than $10,000 or (y) the seller is not at the time of the sale, and has not been for the three months preceding such date, an affiliate of the Company and, if the securities to be sold are restricted securities, such restricted securities have been held (and fully paid for) for at least three years.

                                       IV.

                              CONFLICTS OF INTEREST

      The Company relies on the integrity and undivided loyalty of its employees to maintain the highest level of objectivity in performing their duties. Each employee is expected to avoid engaging in activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Any personal activities or interests of an employee that could negatively influence, or which could have the appearance of negatively influencing, his or her judgment, decisions or actions must be disclosed to Nina
B. Matis, the Company's General Counsel, who will determine if there is a conflict and, if so, how to resolve it without compromising the Company's interests. PROMPT AND FULL DISCLOSURE IS ALWAYS THE CORRECT FIRST STEP TOWARDS IDENTIFYING AND RESOLVING ANY POTENTIAL CONFLICT OF INTEREST.

      This policy applies not only to each employee but also to members of the employee's immediate family, any trust in which an employee (or a member of the employee's immediate family) has a beneficial interest, and any person with whom the employee (or a member of the employee's immediate family) has a substantial business relationship. Immediate family includes any relatives of the employee or the employee's spouse who live in the same household as the employee.

      This policy applies to officers and directors to the same extent as employees. Conflicts involving officers will be reviewed by the Audit Committee of the Board. Conflicts involving the Chief Executive Officer and directors will be reviewed by the Board.

      In certain limited cases, activities giving rise to potential conflicts of interest may be permitted if they are determined not to be harmful to the Company. That determination will be made by the Board in the case of the Chief Executive Officer or directors, by the Audit

Committee in the case of other officers, and by Nina B. Matis, the Company's General Counsel, in the case of other employees.

      The following discussion sets out some of the more common conflicts that an employee may confront and is intended to serve as a guide to the standards to which all employees are expected to adhere. The list is unavoidably incomplete. It is the special responsibility of each employee to use his or her best judgement to assess objectively whether a conflict or the appearance of a conflict exists and to engage in open and candid communication with the Company about the conflict. In addition, an employee should be prudent in his or her personal investments and other activities to ensure that they do not put the employee in a position - financial or otherwise - which might influence or give the appearance of influencing his or her actions as a Company employee.

      No employee may have any direct or indirect financial interest in, or any business relationship with, a private company, partnership, or other privately-held entity that currently is or becomes a supplier of materials to the Company, a provider of services to the Company or a competitor of the Company. A financial interest includes any ownership or creditor interest. This policy does not apply to either an employee's arms-length purchases of goods and services for personal or familial use or an employee's normal arms-length dealings with companies, banks, insurance companies and utilities that have a relationship with the Company that are merely incidental to the Company's operations. Any employee or director that has a direct or indirect MATERIAL financial interest in, or business relationship with, a public company that currently is or becomes a supplier of materials to the Company, a provider of services to the Company or a competitor of the Company must disclose such interest to Nina B. Matis, the Company's General Counsel, who will determine if there is a conflict and, if so, how to resolve it without compromising the Company's interests. A financial interest includes any ownership or creditor interest. This policy does not apply to either an employee's arms-length purchases of goods and services for personal or familial use or an employee's normal arms-length dealings with companies, banks, insurance companies and utilities that have a relationship with the Company that is merely incidental to the Company's operations.

      No employee should accept gifts, credits, payments, services, excessive entertainment or anything else of value from an actual or potential competitor, supplier or customer unless such gift is of insubstantial value and a refusal to accept it would be discourteous or otherwise harmful to the Company. In addition, receiving advertising novelties such as calendars does not violate this policy. Permitting a supplier's or customer's employee to pick up the check at a meal is not inappropriate so long as business was discussed at arms- length and there is no suggestion of undue or unfair influence. If a gift or other service or object of value is offered to an employee, he or she should immediately report the offer to a responsible Company manager so that an appropriate response can be made to the offeror. Please remember, however, that local, state and federal laws often impose special rules on relations with government customers and suppliers which may differ from commercial relations. Payments for expenses of government representatives should be reviewed by Nina B. Matis, the Company's General Counsel, prior to making the payment.

      No employee may use Company information for personal gain (i) if it would harm the Company's interests or (ii) if the information has not been previously disclosed to the public. For example, if the employee is aware that the Company intends to purchase or is considering the purchase of a specific parcel of land, it would be a breach of the employee's duty of loyalty to the Company to purchase that property or inform others of the Company's intent. Any confidential or proprietary information concerning the Company belongs to the Company and should not be disclosed or used by the employee. Any unauthorized disclosure of such information would be a breach of the employee's duty of loyalty. See Section II of this Statement for a discussion of federal securities laws prohibiting the trading in securities based on non-public Company information.